                                                                  EXHIBIT (23)-2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of LG&E Energy Corp. of our report dated January 28, 1997 appearing in the 1996 Annual Report to Shareholders of KU Energy Corporation incorporated by reference on page 23 of KU Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to all references to our firm included in such Joint Proxy Statement/Prospectus and in this Registration Statement.


                                    ARTHUR ANDERSEN LLP


Chicago, Illinois
August 22, 1997